SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2005

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

NEVADA	1-4850	95-2043126
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2100 East Grand Avenue	90245
El Segundo, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (310) 615-0311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In accordance with the mandatory retirement provisions in the Registrant's Bylaws, Messrs. William R. Hoover and James R. Mellor retired as directors of the Registrant effective as of the close of the Annual Meeting of the Registrant's stockholders on August 1, 2005. The remaining eight directors were re-elected at that Annual Meeting.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of the close of the Annual Meeting of the Registrant's stockholders on August 1, 2005, the first sentence of Article III, Section 1 of the Bylaws was amended to decrease the authorized number of directors from ten to eight. As amended, this sentence now reads in its entirety as follows:

"The exact number of directors that shall constitute the authorized number of members of the Board shall be eight (8), all of whom shall be at least 18 years of age."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: August 1, 2005	By /s/ Hayward D. Fisk
Hayward D. Fisk
Vice President, General Counsel
and Secretary

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